STRATEGIC ALLIANCE AGREEMENT


This Agreement (hereinafter: the "Agreement") is made and entered as of the 8th day of October, 1996, by and between RADLINX LTD., a limited company incorporated and validly existing under the laws of the State of Israel, with registered offices at 8, Hanechoshet Street, Israel (hereinafter: "Radlinx") and I.C.A. INTERNATIONAL CALLERS ASSOCIATION B.V., a limited company incorporated and validly existing under the laws of The Netherlands, with registered offices at Brasem 31 - 4941 SE Raamsdonksveer, The Netherlands (hereinafter: "Strategic Partner") (Radlinx and Strategic Partner shall hereinafter be collectively referred to as: the "Parties").

WHEREAS Radlinx is engaged in the design, manufacture and marketing of equipment, hardware and software designed for the transmission of facsimile messages over the Internet, which are known as "Fax Over Internet" Products; and

WHEREAS Strategic Partner wishes to establish an international "Fax Over Internet" service network and to insure a reliable, ongoing, supply source for the equipment, hardware and software it will need in order to establish, maintain and further develop such network; and

WHEREAS the Parties wish to set up a strategic alliance in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the respective representations and warranties hereinafter set forth and the covenants and undertakings contained herein, the Parties agree as follows:

1.       INTRODUCTION

         1.1 The preamble and Annexes to this Agreement form an integral part hereof.

         1.2 The paragraph headings used in this Agreement are inserted for convenience only, and shall not be used in the construction of any provision hereof.

2.       DEFINITIONS

         As used herein, each of the following terms shall, unless the context clearly indicates otherwise, have the meaning ascribed to it herein:

         2.1      "Proprietary      shall mean the patents, trade-names and
                   Rights"          designs relating Rights" to the Products (as
                                    defined below), which are registered or
                                    pending in the name of Radlinx,as elaborated and broken down by specific countries in ANNEX 2.1, as well as such other intellectual property rights which Radlinx legally owns.

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         2.2                        "Products"  shall mean  equipment,  hardware
                                    and software  designed for the  transmission
                                    of  facsimile  messages  over the  Internet,
                                    designed and manufactured by Radlinx,  which
                                    are known as "Fax Over  Internet"  Products,
                                    as  elaborated  in ANNEX 2.2,  as such Annex
                                    may  from  time  to  time  be   modified  or
                                    expanded with Strategic Partner's written consent.

3.       REPRESENTATIONS AND WARRANTIES OF RADLINX

         Radlinx hereby represents and warrants to Strategic Partner as follows:

         3.1 Radlinx is a limited liability company, duly incorporated, validly existing and in good standing under the laws of the State of Israel. Radlinx has full power and authority to own its property, and to conduct its current business, as well as the business contemplated under this Agreement.

         3.2 Radlinx has the technical know-how required for the fulfillment of its obligations hereunder.

         3.3      Radlinx  has tested the  Products,  and  represents  that they
                  satisfactorily   perform,   in  all  material  respects,   the
                  functions which they are designed to perform.

         3.4 To the best of its knowledge, no consents or approvals of any government, government agency, or any third party are required for the execution, delivery or performance of this Agreement by Radlinx.

         3.5 Radlinx has full power and authority to execute, deliver and perform this Agreement. This Agreement, once executed, shall constitute a valid and binding obligation of Radlinx, enforceable against Radlinx in accordance with its terms and conditions.

         3.6 This Agreement has been duly executed and delivered by the authorized officers of Radlinx on its behalf.

         3.7 To the best of its knowledge, Radlinx has legal rights and good and marketable title to all of its assets, both real and personal, tangible and intangible, including the Proprietary Rights.

         3.8 To the best of Radlinx's knowledge, it has complied in all material respects with all laws and regulations applicable to it and to its business. To the best of Radlinx's knowledge, it has obtained and is holding all permits, licenses, consents and approvals which are required or necessary in connection with its business, including in connection with the development, sale and distribution of its products, and it is not in default under any of such permits, licenses consents or approvals. To the best knowledge of Radlinx, no suspension or cancellation of any such

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                  permit, license, consent or approval is pending or threatened, nor does Radlinx anticipate any difficulties in their renewal.

         3.9 To the best of Radlinx's knowledge, it has the full power, right and authority to use the Proprietary Rights in connection with the conduct of its business, and such use does not infringe or violate any third party rights. Radlinx is not aware of any claim that has been asserted by any third party concerning its ownership or right to use any of the Proprietary Rights, or challenging or questioning the validity of any of the Proprietary Rights, and it is unaware of the existence of any grounds for such claim. Each of the Proprietary Rights is valid and subsisting, has not been canceled, abandoned or otherwise terminated and, where applicable, has been duly issued or filed.

                  Radlinx has no knowledge of any claim or inquiry as to whether any product, activity or operation of Radlinx infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person, corporation or any other entity.

         3.10 To the best of Radlinx's knowledge, since the inception of Radlinx, it or any one acting on its behalf has not violated and has not been claimed to have violated the Foreign Corrupt Practices Act or of any similar state or federal statute relating to bribery.

         3.11 That the representations and warranties set forth above shall be true and complete as of the execution hereof, and that it shall use its best efforts to insure that the representations and warranties set forth above concerning matters relating to the performance of Radlinx's obligations hereunder, shall survive the execution hereof for the duration of such performance, regardless of what investigations, if any, Strategic Partner shall have made thereof.

4.       REPRESENTATIONS AND WARRANTIES OF STRATEGIC PARTNER

         Strategic Partner hereby represents and warrants to Radlinx as follows:

         4.1 I.C.A. International Callers Association B.V. is a corporation, duly incorporated, validly existing and in good standing under the laws of The Netherlands.

         4.2 Strategic Partner shall make its best efforts to have the resources, financial and otherwise, required for the fulfillment of its obligations herein; Strategic Partner has the ability to market, distribute, and sell the Products worldwide in the manner set forth herein.

         4.3 No consents or approvals of any government, government agency or any other third party are required in connection with the execution, delivery and performance of this Agreement by Strategic Partner, except that Strategic Partner may have to

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                  obtain  certain  permits and licenses in  connection  with the importation, marketing, distribution, sale, installation and service of the Products in certain countries pursuant to
                  Section 8.1.1 of this Agreement.

         4.4 This Agreement, once executed by Strategic Partner, shall be a valid and binding obligation of Strategic Partner, enforceable against Strategic Partner in accordance with its terms and conditions.

         4.5 This Agreement has been duly executed and delivered by the authorized officers of Strategic Partner, on its behalf.

5.       THE COOPERATION

         5.1 In consideration of the timely and complete fulfillment of the Parties' obligations hereunder, the Parties hereto agree to cooperate in the planning, design, research and development, and marketing of the Products. More specifically, the Parties agree as follows:

                  5.1.1 Radlinx shall use its best efforts in demonstrating the Products to potential investors and/or customers of Strategic Partner, including but not limited to a demonstration involving the transmission of a fax over the Internet to the sites designated by Strategic Partner.

                  5.1.2 In the event that Radlinx shall seek to discontinue the manufacture of any Product, which it may do for valid business reasons and only upon a 120 day advance written notice to Strategic Partner, Radlinx shall insure the uninterrupted supply to Strategic Partner of a compatible and suitable Product, as well as the support of both the discontinued Product as well as the replacement Product, in accordance with ANNEX 8.2.1, in a manner that will not jeopardize Strategic Partner's ability to timely meet its business plans and commitments.

                  5.1.3 The Parties shall mutually agree what activities Radlinx shall carry out in connection with the research, development, design and manufacture of Fax Over Internet products, for sale to Strategic Partner, all of which shall be considered as "Products" hereunder, and shall accordingly modify ANNEX 7.4 hereof to reflect such agreement.

                  5.1.4 Radlinx shall invite its clients and dealers to participate in Strategic Partner's network of dealers of telephone and facsimile communication equipment.

         5.2 Strategic Partner shall furnish Radlinx, on an annual basis, with a forecast of its acquisition of Products during the following year.


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6.       ORDERS; PURCHASE OF PRODUCTS

         6.1 Strategic Partner shall forward its firm non-cancelable order for the Products it wishes to purchase from Radlinx during each month hereof (hereinafter: the "Relevant Month"), at least 90 days prior to the commencement of the Relevant Month, it being agreed that the size and nature of Strategic
                  Partner's order for each of the first three months hereof shall be mutually agreed upon by the Parties as soon as possible after the execution of this Agreement. Strategic Partner agrees to place an order for 750 "ports" of the Product within 30 days from the execution of this Agreement, for delivery within 60 days from execution hereof, it being agreed that this first order shall account as part of the order which Strategic Partner is supposed to place for the first month of the First 12 Month Period under Section
                  12.2.1.1 below.

         6.2 Strategic Partner shall be entitled to a "most favored customer" status, such that any Products purchased from Radlinx by Strategic Partner shall be supplied to Strategic Partner on a first priority basis compared to other Radlinx customers.

         6.3 Without derogating from paragraph 6.2 above, Strategic Partner shall have the right to purchase the Products from Radlinx at the prices as set forth in ANNEX 6.3, but in no event more than the prices charged by Radlinx from other customers for such Products.

         6.4 The terms of payment for Products purchased from Radlinx by Strategic Partner hereunder shall be 45 (forty five) days from Radlinx's shipping of the relevant and Products and its issuance of an invoice therefor. Payment shall be made by wire transfer to Radlinx's bank account.

7.       OPTION FEE

         7.1 In consideration of Strategic Partner's option to acquire shares of Radlinx's by way of subscription for new shares, in accordance with the principles elaborated in ANNEX 7.1 hereof (hereinafter: the "Option"), Strategic Partner shall pay to Radlinx an option fee (hereinafter: the "Option Fee") in the amount of up to $1,000,000 (one million US Dollars). The Option Fee shall be paid to Radlinx in three equal installments, each in the middle of the relevant quarter, as elaborated in ANNEX 7.1.

         7.2 If the Option is not exercised by Strategic Partner in accordance with ANNEX 7.1, the Option Fee shall become non-refundable. However, if the Option is exercised, then the Option Fee shall be considered an advance payment on account of the shares issued to Strategic partners, and shall be deducted from the consideration otherwise payable to Radlinx for such shares.


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         7.3      In the event that ANNEX 7.1 has not been  drafted and executed by both Parties by the expiration of 30 days from execution of this Agreement at the latest, then either Party may terminate this Agreement upon a 10 day notice to the other, in which event this Agreement shall become null and void, and neither Party shall have any claim or cause of action against the other in connection therewith. This provision shall survive the termination of this Agreement.

         7.4 Radlinx shall conduct research and development activities concerning its Fax over Internet products, in accordance with ANNEX 7.4, as it may be modified from time to time with the Parties' mutual written consent.

8.       UNDERTAKINGS

         8.1      Strategic Partner hereby undertakes as follows:

                  8.1.1 to abide by and obey, in all material respects, all laws, permits, licenses, ordinances, by-laws, rules and regulations of any competent authority pertaining to the Products purchased from Radlinx and the import, marketing, distribution, sale, installation and service thereof in any territory where Strategic Partner may engage in such activity. Strategic Partner shall bear the full responsibility and cost to apply for, obtain, and maintain all permits, licenses, and approvals, governmental or otherwise, required in connection with the importation, marketing, distribution, sale, installation and servicing of any Product purchased form Radlinx, and any such permit, license or approval shall be owned by Strategic Partner;

                  8.1.2 to follow Radlinx's storage, shipping, handling, installation and use instructions concerning the Products purchased from the Radlinx.

         8.2      Radlinx hereby undertakes as follows:

                  8.2.1 to Sell the Products to Strategic Partner as provided hereunder and to support such Products in accordance with Annex 8.2.1 hereof,

                  8.2.2 to abide by and obey, in all material respects, all laws, permits, licenses, ordinances, by-laws, rules and regulations of any competent authority pertaining to the Products sold to Strategic Partner and the export, marketing, distribution, sale, and service thereof in any territory where Radlinx may engage in such activity. Radlinx shall bear the full responsibility and cost to apply for, obtain, and maintain all permits, licenses, and approvals, governmental or otherwise, required in Israel in connection with the exportation, marketing, distribution and sale of any Product sold to Strategic Partner hereunder.


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                  8.2.3    to cooperate with  Strategic  Partner with respect to
                           Strategic Partner's compliance with its undertakings in 8.1.2 hereunder.

         8.3 Effective as of the execution of this Agreement, Strategic Partner shall have the right to use the "Radlinx" name and Radlinx's trade names "PASSAFAX" and "PASSAPORT" in connection with Products purchased from Radlinx.

9.       WARRANTY

         Products purchased by Strategic Partner from Radlinx shall be subject to Radlinx's standard warranty and to Radlinx's Return Material Authorization Procedure, both of which in the form attached hereto as ANNEX 9.

10.      CONFIDENTIALITY

         During the term of this Agreement and at any time thereafter, except as required by applicable law, each party shall maintain in complete confidence all information pertaining to the other party's business and/or its products, including, without limitation, any technical information, design or data with respect to such products, and any marketing techniques or client list, and shall take all necessary measures to ensure that such information and data shall not be made available to any third party. The confidentiality obligations hereunder shall not apply to information which is or becomes part of the public domain due to no fault of the Party claiming nonconfidentiality thereof, or is already known to the receiving Party at the time disclosure is made hereunder or becomes available to that Party from a third party who is entitled to disclose such information. Each Party acknowledges that the information received or to be received by it hereunder shall constitute "confidential information" hereunder, subject to the exceptions enumerated above.

11.      RELATIONSHIP OF PARTIES

         Nothing contained herein shall be deemed to constitute either Party or anyone acting on its behalf as a partner and/or employee and/or agent and/or legal representative of the other Party, and neither Party shall make any statements or representations to the contrary. Strategic Partner shall effect all sales of the Products hereunder as a principal on its own account.

12.      TERM OF AGREEMENT

         12.1     This  Agreement   shall  remain  in  effect  until  the  forth
                  anniversary of the date hereof, at which time it may be renewed upon the mutual written consent of the Parties.

         12.2 Notwithstanding the above, upon the occurrence of the event referred to in this paragraph below, Strategic Partner shall not entitled to the special terms of sale as set forth in
                  Section 6 above, but shall be entitled to purchase the Products at

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                  market prices,  terms and  conditions.  In addition,  upon the occurrence of the event referred to in this paragraph below, Radlinx shall be entitled to market, sell or otherwise distribute any of the Products to any party, and shall not be bound to the provisions of Section 13.2 below, all in accordance with Section 13.2 below:

                  12.2.1 if Strategic Partner shall not purchase from Radlinx the following quantities of the Products during the first 12 month period commencing upon the expiration of 90 days from the execution of this Agreement (the "First 12 Month Period"), it being clarified that reference herein is made to the number of "ports" of the Products purchased:

                           12.2.1.1 during the first month of the First 12 Month Period - 1,500 ports;

                           12.2.1.2 during the second month of the First 12 Month Period - 2,000 ports;

                           12.2.1.3 during the third month of the First 12 Month Period - 2,500 ports;

                           12.2.1.4 during each of the forth through the twelfth month of the First 12 Month Period - 3,000 ports.

                  12.2.2 If Strategic Partner shall not purchase from Radlinx during the 12 month period following the First 12 Month Period (as defined above) at least 70% of the quantities of the Products it has undertaken to purchase during the First 12 Month Period.

         12.3 Notwithstanding paragraphs 12.2.1 and 12.2.2 above, if, in any given month, Strategic Partner fails to meet the minimum amount for that month, it shall nevertheless be deemed to have met the minimum amount for that month if it had exceeded the minimum amount set for any of the preceding months by at least the shortfall amount.

         12.4 Radlinx's sole remedy in the event of a breach by Strategic Partner of its minimum purchase obligation hereunder shall be to terminate this Agreement, provided that Strategic Partner has been given a 60 day advance written notice within which to remedy such breach, and that it has not cured the breach within the said period. It is clarified that, notwithstanding the termination of this Agreement by Radlinx due to Strategic Partner's failure to meet its minimum purchase obligation hereunder, Radlinx shall continue supplying the Products ordered by Strategic Partner, at market prices, terms and conditions.


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13.      EXCLUSIVITY

         13.1 Strategic Partner agrees that, during the term of this Agreement, Radlinx shall be its sole supplier of Fax over Internet Products it may require, and that Strategic Partner shall not in any way market or otherwise distribute any competing products, provided, however, that Radlinx is able to produce and timely deliver the Products ordered by Strategic Partner from time to time at the agreed upon prices. In the event that Radlinx is unable to produce or deliver one or more of the Products, Strategic Partner may purchase a competing product or products immediately upon giving Radlinx prior written notice to that effect, and Strategic Partner shall be entitled to continue purchasing such competing product or products for as long as Radlinx is unable to supply the relevant Product or Products hereunder.

         13.2 Radlinx undertakes that, during the first 24 months of this Agreement (starting from the expiration of 90 days from execution hereof) and provided Strategic Partner is in compliance with its minimum purchase obligations under paragraph 12.2.1 above, it shall not directly or indirectly sell, market or distribute the Products or any of them, and shall directly or indirectly sell, market or distribute any of the Products to any third party that, to Radlinx's knowledge, is or plans to become an international fax service provider over the Internet, offering its services to the public, in any location(s) or territory(ies) throughout the world and competing with Strategic Partner's services. Radlinx further undertakes that its abovementioned exclusivity obligations shall continue for the 24 month period starting upon the expiration of the 24 month period referred to earlier in this paragraph, provided Strategic Partner is in compliance with its minimum purchase obligations under paragraph 12.2.2 above.

14.      ASSIGNMENT

         Strategic Partner shall be entitled to use sub-contractors and/or dealers for the sale and distribution of Radlinx products, but shall not be entitled to assign its rights or delegate its obligations under this Agreement to any third party, except with the prior written consent of Radlinx.

15.      FORCE MAJEURE

         15.1 If either party is affected by Force Majeure it shall forthwith notify the other party of the nature and extent thereof.

         15.2 Neither party shall be deemed to be in breach of this Agreement or otherwise liable to the other by reason of any delay in performance or nonperformance of any of the obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure.


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         15.3     If the Force  Majeure in question  prevails  for a  continuous period in excess of 60 days, the parties shall enter into bona fide discussions with the view to alleviating its effects or agreeing to alternative arrangements which could include termination of this Agreement.

         15.4 "Force Majeure" for the purposes of this section shall mean any circumstances beyond the reasonable control of each party, including, without limitation, decrees of governments, acts of God, strikes, lock-out, war, riot, civil unrest, sabotage, floods, fires, unavoidable accidents, explosions, earthquakes, embargo and acts of civil or military authority.

         15.5 In the case of Force Majeure, and for such period it will prevail, Strategic Partner shall be entitled to purchase products similar to the Products herein from any other party.

16.      MODIFICATION AND WAIVER

         No modification or amendment of any of the provisions of this Agreement, nor any Waiver by any party or its consent to any deviation from the conditions of this Agreement shall be binding upon any of the parties unless made in writing and signed by all the parties. No waiver of any rights by any party hereto shall be construed as a waiver of the same or any other right at any prior or subsequent time.

17.      ENTIRE AGREEMENT

         This Agreement, together with its annexes, forms an entire and conclusive agreement between the parties and supersedes all proposals, agreements, understandings, representations and warranties, whether oral or written, expressed or implied, that were communicated between the parties prior to signature hereof and the same will be of no effect and inadmissible as evidence.

18.      ENFORCEABILITY

         If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or their authority to be invalid, void, unenforceable or against its regulatory or public policy, the remainder of the terms, provisions, covenants and restriction of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

19.      BINDING EFFECT

         This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, executors, representatives and assigns. The rights and obligations of the parties hereto may not be assigned in whole or in part


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                                                        10

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20.      JURISDICTION AND GOVERNING LAW

         Any action, suit or proceeding arising out of or relating to this Agreement against Radlinx shall be brought exclusively in the courts of Tel-Aviv-Jaffa. Any action, suit or proceeding arising out of or relating to this Agreement against Strategic Partner shall be brought exclusively in the competent state or federal court sitting in Dallas, Texas. The law applicable to all such actions, suits or proceedings, as well to the construction of this Agreement, shall be the law of the jurisdiction where the action is instituted.

21.      COUNTERPARTS

         This Agreement may be signed in one or more counterparts each of which shall constitute an original and all of which shall constitute one and the same agreement.

22.      BOARD APPROVALS

         This Agreement and the Parties' obligations thereunder is subject to the approval of the Parties' respective Boards of Directors. If Such approvals have not been given by the expiration of 30 days from the execution of this Agreement, this Agreement shall become null and void and neither Party shall have any claim or cause or action against the other in connection therewith. This provision shall survive termination of this Agreement.

23.      PROPRIETARY RIGHTS

         Radlinx shall remain the owner of all proprietary rights relating to the Products, with the exception of the Products listed in ANNEX 23 (as modified from time to time with the Parties' written consent) with regard to which Strategic Partner shall be the sole owner of all proprietary rights.

24.      NOTICES

         Any notice hereunder shall be sent by both: (i) certified or registered mail and (ii) facsimile or hand delivery, and shall be addressed to the addresses specified above or any other address of which either party shall advise the other in writing. The notice shall be deemed to have been received three (3) business days after mailing and transmission as prescribed above. The Parties' respective facsimile numbers are as follows:
         (i) Radlinx: 972-3-6475057; (ii) Strategic Partner:  (515) 469-5630.

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                                                        11

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IN WITNESS  WHEREOF,  the Parties hereto have duly executed this Agreement as of the date first above written.

RADLINX LTD.                            I.C.A. INTERNATIONAL CALLERS
                                        ASSOCIATION B.V.

         By:                                         By:
           -------------------------                   ------------------------



         Name:                                       Name:
             -------------------------                   ----------------------


         Title:                                      Title:
              ---------------------------                 ---------------------



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                                                        12

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                                    ANNEX 2.1

                                                PROPRIETARY RIGHTS


List of trademarks

Name              Serial Number             Reg. no.     action due

Passafax          75/009219                            Filed on October 23, 1995
                                                       Filed on August 27, 1996

Passaport         74/492048                 1932268


List of patents

Patent pending no. 08/662635

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                                    ANNEX 2.2


At the time of execution hereof, the Products are:

1.       PFI

2.       PF8


as per the Technical Specifications and brochure attached hereto.


             [The Technical Specifications and brochure are omitted]

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                                    ANNEX 6.3

The price payable by Strategic for each Product purchased hereunder shall be determined in accordance with the following formula:

Price per Product = "cost" (as defined below) divided by 0.65,

where "cost" shall consist only of the actual and substantiated cost to Radlinx of the following items: cost of raw materials; assembly costs; cost of final testing and royalties paid to third parties.

However, the Parties specifically agree that the Price as determined in accordance with the above formula shall in no event exceed $250 for each unit of the Product known as PF1 (including the power supply) and $750 for each unit of the Product known as PF8.

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                                    ANNEX 7.4


                     [Product development schedule omitted]

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                                     ANNEX 9


                   [Warranty and related information omitted]

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


                                    ANNEX 23


The Products are: the routing server and the management software of the Fax over Internet products.

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